UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001	VELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2025, Velo3D, Inc. (the “Company”) and Varilease Finance, Inc. (“Varilease”) entered into a Sale Leaseback Agreement (the “Sale Leaseback Agreement”) pursuant to which the Company agreed to sell to Varilease, and subject to the conditions set forth therein, Varilease agreed to purchase from the Company, assorted Velo3D Sapphire and Sapphire XC metal 3D printers and post processing tools and equipment owned and used by the Company (the “Equipment”). The aggregate purchase price for the Equipment to be received by the Company is $10 million.

Concurrently with entering into the Sale Leaseback Agreement, the Company, its wholly owned subsidiary,Velo3D US, Inc., and Thieneman Construction, Inc. (“Thieneman Construction”), as co-lessees (collectively, the “Lessee”), entered into a Master Lease Agreement (the “Master Lease Agreement”), which sets forth the controlling terms and conditions by which the Lessee would lease from Varilease, as lessor, items of personal property and equipment. Thieneman Construction is an entity controlled by Kenneth Thieneman, a member of the board of directors of the Company. Concurrent with entry into the Sale Leaseback Agreement and the Master Lease Agreement, Varilease and the Lessee entered into lease Schedule No. 01 (the “Schedule”). The Schedule (which incorporates the terms of the Master Lease Agreement where appropriate) sets forth the terms and conditions pursuant to which Varilease would lease to the Company the Equipment to be purchased by Varilease from the Company pursuant to the Sale Leaseback Agreement. The Schedule provides for a 36-month base lease term and specifies the calculation for the base monthly rental amount for the Equipment during such term. During the lease term, all of the costs, expenses and liabilities associated with the Equipment are to be borne by the Company, and the Company is entitled to the unlimited use of the Equipment. Each of the Company, Velo3D US, Inc., and Thieneman Construction are jointly and severally liable for the performance of all obligations and bound to all terms and conditions under the Master Lease Agreement and Schedule, including, but not limited to, the payment of base monthly rental amount and any other amounts due under the Master Lease Agreement and Schedule.

At the completion of the base lease term provided in the Schedule, the Company will have, among other things, the option to either purchase the Equipment described in the Schedule for a price to be agreed upon by the Company and Varilease, or extend the lease term of the Schedule for a period of 12 months at the base monthly rental.

The Master Lease Agreement includes customary events of default, including non-payment by the Company of the monthly rental or other charges due under the Schedule. The Master Lease Agreement provides that in the event of the declaration by Varilease of a default, the Company would pay to Varilease, among other things, any unpaid amount due on or before the declaration of default plus liquidated damages equal to the Stipulated Loss Value of the Equipment. The Stipulated Loss Value of the Equipment is an amount equal to 110% of the Company’s original cost for such Equipment less 1.25% of such cost for each month elapsed during the lease term through the declaration of default.

In connection with the transactions described above, the Company also entered into Debt Subordination Agreements, dated as of December 8, 2025, with Varilease, Thieneman Properties, LLC and Thieneman Construction, pursuant to which Thieneman Properties, LLC (an entity also controlled by Mr. Thieneman) and Thieneman Construction agreed to subordinate their respective security interests in the Equipment to Varilease relating to outstanding promissory notes issued by the Company.

The foregoing descriptions of the Sale Leaseback Agreement, Master Lease Agreement, Schedule and the Debt Subordination Agreements do not purport to be complete and are qualified in their entirety by the full text of the Sale Leaseback Agreement, Master Lease Agreement, Schedule and the Form of Debt Subordination Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, Hull Xu notified the Company of his resignation as Chief Financial Officer, effective December 31, 2025. The Company is working closely with Mr. Xu to ensure an orderly transition of responsibilities and to maintain continuity in our financial operations. Mr. Xu’s resignation was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. The Company thanks Mr. Xu for his contributions to the Company.

On December 11, 2025, the board of directors of the Company appointed Bernard Chung, the Company’s controller, as Acting Chief Financial Officer and principal financial and accounting officer, effective December 31, 2025, pending the search for, and appointment of, a permanent Chief Financial Officer.

Bernard Chung, age 49, has served as the Company’s controller since June 2025. From September 2023 to April 2024, Mr. Chung was the Company’s Acting Chief Financial Officer. From September 2021 to September 2023, Mr. Chung served as the Vice President, Finance where Mr. Chung led the Company’s accounting, finance and SEC reporting teams. Prior to the Company’s business combination, from December 2020 to September 2021, Mr. Chung served as Vice President, Finance of Velo3D, Inc. (n/k/a Velo3D US, Inc.). From November 2018 to November 2020, Mr. Chung was the Corporate Controller at Textainer Group Holdings Limited (“Textainer”), a lessor of intermodal containers, where he was responsible for Textainer’s financial and strategic operations. Before joining Textainer, Mr. Chung served as the Assistant Corporate Controller at Knight-Swift Transportation Holdings Inc., a truckload and logistics services carrier, from July 2014 to November 2018. Mr. Chung also previously served as a director and audit manager for KPMG LLP. Mr. Chung, a Certified Public Accountant, holds a B.A. in Economics from Northwestern University and matriculated his Accounting credits from Loyola University Chicago.

There are no arrangements or understandings between Mr. Chung and any other person pursuant to which he was appointed as Acting Chief Financial Officer and Mr. Chung does not have a direct or indirect material interest in any “related party” transaction required to be separately disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Chung does not have any family relationships with any of the Company’s directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Sale Leaseback Agreement, dated as of December 8, 2025, by and among Velo3D, Inc., Velo3D US, Inc., and Varilease Finance, Inc.

10.2	Master Lease Agreement, dated as of December 8, 2025, by and among Velo3D, Inc., Velo3D US, Inc., Varilease Finance, Inc., and Thieneman Construction, Inc.

10.3	Schedule No. 1 to Master Lease Agreement, dated as of December 8, 2025, by and among Velo3D, Inc., Velo3D US, Inc., Varilease Finance, Inc., and Thieneman Construction, Inc.

10.4	Form of Debt Subordination Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: December 12, 2025	By:	/s/ Hull Xu
Chief Financial Officer